UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 13, 2011

NEW DRAGON ASIA CORP.
(Exact name of registrant as specified in charter)

Florida	001-15046	88-0404114
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10 Huangcheng Road (N), Longkou, Shandong Province, PRC
(Address Of Principal Executive Offices) (Zip Code)

(86 535) 8951-567
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 13, 2011, New Dragon Asia Corp. (the "Company") convened its Annual Meeting of Shareholders (the "Meeting").  Four proposals were presented at the Meeting and one proposal was voted on at the Meeting before the meeting was adjourned.  As of the date of the Meeting, Proposal No. 1, to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s Class A Common Stock to 119,509,894 to cure the over-issuance of 19,509,894 during 2010 had received 42,225,706 votes "For" the proposal (after deducting the 19,509,894 void shares that are not entitled to vote at the Meeting), 23,936,817 votes "Against" the proposal and 226,837 votes to "Abstain."  To approve Proposal No. 1, the proposal must receive the affirmative vote of a majority of the Company’s common shares entitled to vote.  The Meeting was adjourned until May 20, 2011, at 9:00 a.m., Eastern Standard Time at the offices of Loeb & Loeb LLP, to allow for the solicitation of additional proxies in favor of the adoption of all four proposal presented at the Meeting.

A copy of the May 16, 2011 news release announcing the adjournment of the Meeting is included with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW DRAGON ASIA CORP.

By:	/s/ Li Xia Wang
Name: Li Xia Wang
Title: Chief Executive Officer

Dated: May 16, 2011